Exhibit 99.1

Media Contacts	Investor Contact
Anita Liskey, 312.466.4613	John Peschier, 312.930.8491
William Parke, 312.930.3467	CME-G
news@cmegroup.com www.cmegroup.mediaroom.com

FOR IMMEDIATE RELEASE

CME Group Inc. Reports Solid Fourth-Quarter and Full Year 2010 Financial Results

•	Fourth-quarter revenues and operating income up 14 percent

•	2010 revenues and operating income up 15 percent

CHICAGO, February 3, 2011 – CME Group Inc. (NASDAQ: CME) today reported that fourth-quarter revenues increased 14 percent to $763 million and operating income increased 14 percent to $458 million from the year-ago period. Fourth-quarter 2010 operating margin was 60 percent, in line with fourth-quarter 2009. Operating margin is defined as operating income as a percentage of total revenues.

Fourth-quarter net income was $196 million and diluted earnings per share were $2.93. Fourth-quarter 2010 results included a $51.3 million charge within tax expense to record the impact of combined state and local tax rates on the company’s existing deferred tax liabilities due to revised state apportionment estimates resulting from annual state tax filings. Results also included an $8.6 million charge to non-operating expense accelerated by termination of an interest rate swap associated with early payoff of a term loan. Excluding these items, fourth-quarter net income would have been $253 million and diluted earnings per share would have been $3.77.*

“CME Group finished the year with a strong fourth quarter, which grew 17 percent based on volume increases across all asset classes,” said CME Group Executive Chairman Terry Duffy. “This reflects the strength of our customer base and the unique trading and hedging opportunities we provide through our diverse product base. We also saw 33 percent growth in trading activity outside U.S. trading hours, which reached 16 percent of total CME Globex volume, the highest percent yet achieved. This highlights the early stage success of our global growth efforts.”

“In 2010, we continued to build for the future by extending our capabilities through accomplishments such as the addition of Dow Jones Indexes, the launch of our over-the-counter cleared interest rate swaps platform and the expansion of our relationship with BM&FBOVESPA, among many other strategic initiatives,” said CME Chief Executive Officer Craig Donohue. “Additionally, we are very proud of our work to support appropriate and balanced financial regulation. With ongoing economic recovery, advancement of the regulatory process and continued investment in products and services to meet customer needs, we believe CME Group has established a strong position for future growth.”

*	A reconciliation of the non-GAAP net income and non-GAAP EPS mentioned to the respective GAAP figures can be found within the Reconciliation of GAAP to Non-GAAP Measures chart at the end of the financial statements.

CME Group Inc. Fourth-Quarter and Full Year 2010 Financial Highlights

($s in millions, except per share)	Q4 FY10	Q4 FY09	Y/Y	FY10	FY09	Y/Y

Revenues	$763	$667	14%	$3,004	$2,613	15%

Expenses	$305	$265	15%	$1,173	$1,024	15%

Operating Income	$458	$402	14%	$1,831	$1,589	15%

Operating Margin %	60.1%	60.3%		61.0%	60.8%

Net Income Attributable to CME Group	$196	$203	-3%	$951	$826	15%

Diluted EPS	$2.93	$3.04	-4%	$14.31	$12.41	15%

Fourth-quarter 2010 average daily volume was 12.0 million contracts, up 17 percent compared with fourth-quarter 2009. Clearing and transaction fee revenue was $625 million, up 12 percent from $557 million in fourth-quarter 2009. The total average rate per contract for CME Group was 81 cents, down 4 percent from fourth-quarter 2009, and up slightly from third-quarter 2010.

Fourth-quarter 2010 operating expense was $305 million, up 15 percent compared with fourth-quarter 2009. Full year 2010 operating expense was $1.17 billion, including a $20.5 million write down in second-quarter 2010, up from $1.02 billion in 2009. Within this variance, expenses related to the core business grew at approximately 8 percent, while non-core expenses were driven by the addition of the Dow Jones business in 2010, over-the-counter initiatives, regulatory efforts, and the building of a new multi asset class platform. Fourth-quarter 2010 non-operating expense was $31 million, driven primarily by interest expense and borrowing costs of $35 million, offset by $14 million of investment income.

As of December 31, the company had $905 million of cash and marketable securities and $2.5 billion of debt. The company’s Board of Directors recently approved an increase in its dividend payout policy to approximately 35 percent of prior year’s cash earnings from approximately 30 percent. Based on 2010 cash earnings results, this would result in an increase of the regular quarterly dividend by more than 20 percent. Future dividends remain subject to actual approval and declaration by the Board.

CME Group will hold a conference call to discuss fourth-quarter 2010 results at 9:00 a.m. Eastern Time today. A live audio Webcast of the call will be available on the Investor Relations section of CME Group’s Web site at www.cmegroup.com. An archived recording will be available for up to two months after the call.

As the world’s leading and most diverse derivatives marketplace, CME Group (www.cmegroup.com) is where the world comes to manage risk. CME Group exchanges offer the widest range of global benchmark products across all major asset classes, including futures and options based on interest rates, equity indexes, foreign exchange, energy, agricultural commodities, metals, weather and real estate. CME Group brings buyers and sellers together through its CME Globex® electronic trading platform and its trading facilities in New York and Chicago. CME Group also operates CME Clearing, one of the largest central counterparty clearing services in the world, which provides clearing and settlement services for exchange-traded contracts, as well as for over-the-counter derivatives transactions through CME ClearPort®. These products and services ensure that businesses everywhere can substantially mitigate counterparty credit risk in both listed and over-the-counter derivatives markets.

The Globe logo, CME, Chicago Mercantile Exchange, CME Group, Globex, E-mini and CME ClearPort are trademarks of Chicago Mercantile Exchange Inc. CBOT and Chicago Board of Trade, Inc. are trademarks of the Board of Trade of the City of Chicago. NYMEX and New York Mercantile Exchange are trademarks of New York Mercantile Exchange, Inc. COMEX is a trademark of Commodity Exchange, Inc. All other trademarks are the property of their respective owners. Further information about CME Group (NASDAQ: CME) and its products can be found at www.cmegroup.com.

Statements in this press release that are not historical facts are forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied in any forward-looking statements. Among the factors that might affect our performance are: increasing competition by foreign and domestic entities, including increased competition from new entrants into our markets and consolidation of existing entities; our ability to keep pace with rapid technological developments, including our ability to complete the development, implementation and maintenance of the enhanced functionality required by our customers; our ability to continue introducing competitive new products and services on a timely, cost-effective basis, including through our electronic trading capabilities, and our ability to maintain the competitiveness of our existing products and services, including our ability to provide effective services to the over-the-counter market; our ability to adjust our fixed costs and expenses if our revenues decline; our ability to generate revenues from our processing services; our ability to maintain existing customers, develop strategic relationships and attract new customers; our ability to expand and offer our products outside the United States; changes in government policy, including policies relating to common or directed clearing and changes resulting from the adoption and implementation of the Dodd-Frank Act and any changes in the regulation of our industry with respect to speculative trading in commodity interests and derivative contracts; the costs associated with protecting our intellectual property rights and our ability to operate our business without violating the intellectual property rights of others; our ability to generate revenue from our market data that may be reduced or eliminated by the growth of electronic trading, the state of the overall economy or declines in subscriptions; changes in our rate per contract due to shifts in the mix of the products traded, the trading venue and the mix of customers (whether the customer receives member or non-member fees or participates in one of our various incentive programs) and the impact of our tiered pricing structure; the ability of our financial safeguards package to adequately protect us from the credit risks of clearing members; the ability of our compliance and risk management methods to effectively monitor and manage our risks, including our ability to prevent errors and misconduct; changes in price levels and volatility in the derivatives markets and in underlying fixed income, equity, foreign exchange, interest rate and commodities markets; economic, political and market conditions, including the volatility of the capital and credit markets and the impact of current economic conditions on the trading activity of our current and potential customers stemming from the financial crisis that began in 2008; our ability to accommodate increases in trading volume and order transaction traffic without failure or degradation of performance of our trading and clearing systems; our ability to execute our growth strategy and maintain our growth effectively; our ability to manage the risks and control the costs associated with our acquisition, investment and alliance strategy; our ability to continue to generate funds and/or manage our indebtedness to allow us to continue to invest in our business; industry and customer consolidation; decreases in trading and clearing activity; the imposition of a transaction tax on futures and options on futures transactions and/or the repeal of the 60/40 tax treatment of such transactions; the unfavorable resolution of material legal proceedings and the seasonality of the futures business. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, including our most recent periodic reports filed on Form 10-K and Form 10-Q, which are available in the Investor Relations section of the CME Group Web site. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

# # #

CME Group Inc. and Subsidiaries

Consolidated Balance Sheets

(in millions)

	December 31, 2010	December 31, 2009
ASSETS
Current Assets:
Cash and cash equivalents	$855.2	$260.6
Marketable securities	50.2	42.6
Accounts receivable, net of allowance	297.5	248.3
Other current assets	146.1	165.6
Cash performance bonds and guaranty fund contributions	4,038.5	5,981.9

Total current assets	5,387.5	6,699.0
Property, net of accumulated depreciation and amortization	786.7	738.5
Intangible assets - trading products	17,040.5	16,982.0
Intangible assets - other, net of accumulated amortization	3,453.3	3,246.5
Goodwill	7,983.6	7,549.2
Other assets	393.3	435.8

Total Assets	$35,044.9	$35,651.0

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$51.8	$46.7
Short-term debt	420.5	299.8
Other current liabilities	270.4	195.2
Cash performance bonds and guaranty fund contributions	4,038.5	5,981.9

Total current liabilities	4,781.2	6,523.6
Long-term debt	2,104.8	2,014.7
Deferred tax liabilities, net	7,840.4	7,645.9
Other liabilities	191.5	165.8

Total Liabilities	14,917.9	16,350.0
Redeemable non-controlling interest	68.1	—
Shareholders’ equity	20,058.9	19,301.0

Total Liabilities and Shareholders’ Equity	$35,044.9	$35,651.0

CME Group Inc. and Subsidiaries

Consolidated Statements of Income

(dollars in millions, except per share amounts; shares in thousands)

	Quarter Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Revenues
Clearing and transaction fees	$625.4	$556.7	$2,486.3	$2,161.9
Market data and information services	104.1	82.1	395.1	331.1
Access and communication fees	12.0	11.1	45.4	45.6
Other	21.7	17.6	76.9	74.2

Total Revenues	763.2	667.5	3,003.7	2,612.8

Expenses
Compensation and benefits	119.8	89.0	432.1	351.0
Communications	9.8	11.5	40.6	47.0
Technology support services	13.1	11.5	50.5	46.2
Professional fees and outside services	35.0	23.2	117.5	85.1
Amortization of purchased intangibles	32.6	30.6	128.1	125.1
Depreciation and amortization	31.8	32.9	129.9	126.3
Occupancy and building operations	17.2	19.0	74.9	76.3
Licensing and other fee agreements	19.8	21.7	82.6	89.2
Restructuring	(0.1)	0.1	(0.6)	5.3
Other	25.8	25.5	117.0	72.2

Total Expenses	304.8	265.0	1,172.6	1,023.7

Operating Income	458.4	402.5	1,831.1	1,589.1

Non-Operating Income (Expense)
Investment income	14.2	6.1	42.3	28.5
Impairment of long-term investment	(2.2)	(23.6)	(2.2)	(46.0)
Gains (losses) on derivative investments	(8.6)	—	(2.6)	—
Securities lending interest income	—	—	—	2.8
Securities lending interest and other costs	—	—	—	(0.1)
Interest and other borrowing costs	(35.1)	(30.7)	(140.3)	(133.9)
Guarantee of exercise right privileges	—	4.3	—	4.3
Equity in losses of unconsolidated subsidiaries	0.5	(2.3)	(6.4)	(6.8)
Other income (expense)	—	—	—	(0.4)

Total Non-Operating	(31.2)	(46.2)	(109.2)	(151.6)

Income Before Income Taxes	427.2	356.3	1,721.9	1,437.5

Income tax provision	(230.8)	(153.7)	(769.8)	(611.7)

Net Income	196.4	202.6	952.1	825.8
Less: Net income attributable to redeemable non-controlling interest	0.2	—	0.7	—

Net Income Attributable to CME Group	$196.2	$202.6	$951.4	$825.8

Earnings per Common Share Attributable to CME Group:
Basic	$2.94	$3.05	$14.35	$12.44
Diluted	2.93	3.04	14.31	12.41

Weighted Average Number of Common Shares:
Basic	66,813	66,446	66,299	66,366
Diluted	67,011	66,645	66,495	66,548

CME Group Inc.

Quarterly Operating Statistics

	4Q 2009	1Q 2010	2Q 2010	3Q 2010	4Q 2010
Trading Days	64	61	64	64	64

Quarterly Average Daily Volume (ADV)

CME Group ADV (in thousands)

	4Q 2009	1Q 2010	2Q 2010	3Q 2010	4Q 2010
Product Line
Interest rates	4,368	5,120	6,074	5,020	5,566
Equities	2,514	2,815	3,455	2,809	2,545
Foreign exchange	754	887	1,035	866	887
Energy	1,564	1,609	1,798	1,657	1,581
Agricultural commodities	750	786	855	941	1,067
Metals	292	327	308	257	372

Total	10,243	11,544	13,525	11,550	12,018

Venue
Electronic	8,399	9,562	11,340	9,574	9,978
Open outcry	1,210	1,318	1,539	1,327	1,418
Privately negotiated	170	190	198	181	222

Exchange-traded Total	9,779	11,070	13,077	11,082	11,618
CME ClearPort	464	474	448	468	400

Total	10,243	11,544	13,525	11,550	12,018

Average Rate Per Contract (RPC)

CME Group RPC

	4Q 2009	1Q 2010	2Q 2010	3Q 2010	4Q 2010
Product Line
Interest rates	$0.509	$0.503	$0.481	$0.495	$0.496
Equities	0.733	0.713	0.713	0.708	0.702
Foreign exchange	0.816	0.803	0.798	0.795	0.804
Energy	1.606	1.636	1.581	1.540	1.631
Agricultural commodities	1.278	1.244	1.282	1.256	1.219
Metals	1.872	1.734	1.749	1.791	1.708

Average RPC	$0.849	$0.821	$0.790	$0.810	$0.813

Venue
Exchange-traded	$0.783	$0.754	$0.732	$0.747	$0.748
CME ClearPort	2.236	2.392	2.489	2.292	2.704

Note: Average daily volume and rate per contract figures for prior periods have been revised due to standardizing NYMEX reporting conventions to follow CME Group’s treatment of post-trade transactions such as exercises, assignments and deliveries.

CME Group Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

(in millions)

Quarter Ended December 31, 2010
GAAP Results
Revenues	$763.2
Expenses	304.8

Operating income	458.4

Operating margin	60.1%

Non-Operating income (expense)	(31.2)

Income before income taxes	427.2
Income tax provision	(230.8)
Effective tax rate	54.0%

Net income	$196.4
Less: Net income attributable to redeemable non-controlling interest	0.2

Net Income Attributable to CME Group	$196.2

Earnings per Common Share Attributable to CME Group:
Basic	$2.94
Diluted	2.93

Adjustments
Adjustment to Non-Operating income (expense)	8.6
Adjustment to income taxes[1]	47.9

Adjustment to net income	$56.5

Non-GAAP results, excluding adjustments
Revenues	$763.2
Expenses	304.8

Operating income	458.4

Operating margin	60.1%

Non-Operating income (expense)	(22.6)

Income before income taxes	435.8
Income tax provision	(182.9)
Effective tax rate	42.0%

Net income	$252.9
Less: Net income attributable to redeemable non-controlling interest	0.2

Net Income Attributable to CME Group	$252.7

Adjusted earnings per Common Share Attributable to CME Group:
Basic	$3.78
Diluted	3.77

Weighted Average Number of Common Shares:
Basic	66,813
Diluted	67,011

1)	Tax adjustment reflects a tax expense of $51.3 million for deferred taxes due to revised state apportionment estimates. This is offset by the tax impact of the $8.6 million acceleration of non-operating expense due to the early termination of an interest rate swap.